UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2016

GENERAL CANNABIS CORP

 (Exact Name of Registrant as Specified in Charter)

Colorado	000-54457	20-8096131
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6565 E. Evans Avenue Denver, Colorado	80224
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 759-1300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01

Regulation FD Disclosure

On October 12, 2016, the OTC Markets Group Inc. (“OTC Markets”) informed General Cannabis Corp. (the “Company”) that it had become aware of recent promotional activity concerning the Company and its stock, in particular promotional newsletter emails. The promotional activity coincided with higher than average trading volume in the Company’s stock. On October 13, 2016, the Company issued a press release announcing that it had been made aware of such recent trading and promotional activity, that it was unaware of the promotional activity until informed by OTC Markets and that it was unaware of the full nature and content of this promotional activity, the responsible parties and the extent of the email newsletters’ dissemination.

Later on October 13, 2016, the OTC Markets informed the Company that the promotional newsletter emails had been issued by Stockpalooza.com and provided the Company with samples of the promotional activity. On October 14, 2016, the Company issued a press release identifying Stockpalooza.com as the source of the promotional newsletter emails and reaffirming that neither the Company nor its management, directors or, to the Company’s knowledge, controlling shareholders are in any way associated with this unsolicited spam campaign, and that the Company intends to continue to stay in contact with the OTC Markets about this matter. A copy of the press release issued by the Company is attached hereto and incorporated by reference in its entirety as Exhibit 99.1.

Item 9.01

Financial Statements and Exhibits.

(d)     Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press Release dated October 13, 2016
99.2	Press Release dated October 14, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 13, 2016

GENERAL CANNABIS CORP

By:	/s/ Robert L. Frichtel
Name:	Robert L. Frichtel
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 13, 2016
99.2	Press Release dated October 14, 2016